EXHIBIT 5.1
[LETTERHEAD OF CTS CORPORATION]
May 28, 2009
Board of Directors
CTS Corporation
905 West Boulevard North
Elkhart, Indiana 46514
          Re: Registration Statement on Form S-8 by CTS Corporation
Ladies and Gentlemen:
     I have acted as counsel for CTS Corporation, an Indiana corporation (the “Company”), in connection with the CTS Corporation 2009 Omnibus Equity and Performance Incentive Plan (the “Plan”). In connection with the opinion expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that the shares of the Company’s Common Stock, without par value (the “Common Stock”), that may be issued or delivered and sold pursuant to the Plan will be, when issued or delivered and sold in accordance with such Plan, validly issued, fully paid and nonassessable.
     The opinion expressed herein is limited to the laws of the State of Indiana as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction. In addition, I have assumed that the resolutions authorizing the Company to issue or deliver and sell the Common Stock pursuant to the Plan will be in full force and effect at all times at which such Common Stock is issued or delivered or sold by the Company, and the Company will take no action inconsistent with such resolutions.
     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Common Stock to be issued and sold pursuant to the Plan under the Securities Act of 1933 (the “Act”). In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Richard G. Cutter
Richard G. Cutter
Vice President, General Counsel and Secretary